CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Grant Life Sciences, Inc. of our report dated March 29, 2007, except for Note B, as to which the date is June 20, 2007 relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-KSB/A of Grant Life Sciences, Inc. for the year ended December 31, 2006.

Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 11, 2007